AUTOMOBILE PROTECTION CORPORATION - APCO
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           EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                    FORM 10-K
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                        DECEMBER 31, 1998, 1997 AND 1996
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                                                       1998               1997               1996
                                                       ----               ----               ----
Weighted average number of
  issued shares each period                      11,584,000         10,760,000         10,078,000


Common stock equivalents,
 computed using treasury method                     924,000            824,000            902,000
                                              -------------     --------------     --------------

                                                 12,508,000         11,584,000         10,980,000
                                              =============     ==============     ==============

Shares used in:
Basic EPS                                        11,584,000         10,760,000         10,078,000

Diluted EPS                                      12,508,000         11,584,000         10,980,000
